UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

___________________
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Apollo Medical Holdings, Inc.

____________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1668 S. Garfield Avenue, 2nd Floor
Alhambra, California 91801

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2022

To the Stockholders of Apollo Medical Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Apollo Medical Holdings, Inc. (the “Company,” “we,” “our,” or “us”) will be held at the Company’s offices located at 1668 S. Garfield Avenue, 3rd Floor Conference Room, Alhambra, California 91801, at 10:00 a.m., Pacific Time, on Thursday, June 16, 2022 for the following purposes:

1.To elect 11 directors to our Board of Directors (the “Board”); each to hold office until the 2023 Annual Meeting of our stockholders (“Proposal 1”);
2.To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 2”);
3.To hold a non-binding advisory vote on the compensation program for our named executive officers as disclosed in the proxy statement accompanying this Notice (“Proposal 3”);
4.To hold a non-binding advisory vote on whether a non-binding advisory vote on the compensation program for our named executive officers should be held every one, two, or three years (“Proposal 4”); and
5.To transact such other business as may properly come before the meeting, or any postponement or adjournments of the meeting.

These matters are described more fully in the proxy statement accompanying this notice. The Board has fixed the close of business on April 28, 2022 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2022 Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the meeting. If you are such a stockholder, you are urged to submit a proxy card as enclosed, even if your shares were sold after such date. If your broker, bank, or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your broker, bank, or other nominee, by following those instructions, to vote your shares for the accompanying proxy card.

THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AS SET FORTH ON PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON PROPOSAL 2, FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT ON PROPOSAL 3 AND FOR THE ALTERNATIVE OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS ON PROPOSAL 4. WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED THEREON.

Please read the accompanying proxy materials carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented. Even if you plan to attend the 2022 Annual Meeting, we recommend that you vote prior to the meeting to ensure that your shares will be represented.

By Order of the Board,
Kenneth Sim, M.D.
Executive Chairman
April 29, 2022
Alhambra, California

PROXY STATEMENT FOR
2022 ANNUAL MEETING OF STOCKHOLDERS OF
APOLLO MEDICAL HOLDINGS, INC.

To Be Held on June 16, 2022

APOLLO MEDICAL HOLDINGS, INC

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

In this proxy statement, we refer to Apollo Medical Holdings, Inc. as the “Company,” “we,” “our,” and “us.” This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2022 Annual Meeting of Stockholders of the Company (the “2022 Annual Meeting”), which will be held at 10:00 a.m., Pacific Time, on Thursday, June 16, 2022 at 1668 S. Garfield Avenue, 3rd Floor Conference Room, Alhambra, California 91801, or at adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2022 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being mailed or made available to stockholders on or about April 29, 2022. In addition, stockholders may obtain additional copies of our Annual Report to Stockholders for the year ended December 31, 2021 (“2022 Annual Report to Stockholders”) and this proxy statement, without charge, by writing to us at our principal executive offices at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary, or from our website at https://apollomed.net/sec-filings. Our 2022 Annual Report to Stockholders, which incorporates our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2022, without exhibits, is being provided or made available to stockholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Outstanding Securities and Quorum

The close of business on April 28, 2022 was the record date (the “Record Date”) for stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting. As of the Record Date, we had 56,048,564 shares of common stock, par value $0.001 per share, issued and outstanding, according to the records maintained by our transfer agent. All of the shares of our common stock, issued and outstanding on the Record Date, and only those shares (collectively, the “Voting Shares”), are entitled to vote on each of the proposals to be voted upon at the 2022 Annual Meeting.

Our largest stockholder and a consolidated variable interest entity of the Company, Allied Physicians of California, a Professional Medical Corporation (“APC”), held approximately 11,033,301 shares of our common stock as of the Record Date, representing a controlling interest in our Company. Pursuant to a Voting and Registration Rights Agreement that APC and the Company entered into on September 11, 2019 in connection with the consummation of a series of interrelated transactions further described in “Related Person Transactions” below, APC shall only be permitted to vote up to 9.99% of the outstanding shares of our common stock at any time a vote is taken and will grant a proxy to the Company’s management to vote any excess shares in the same proportion as all other votes cast on any proposal coming before the Company’s stockholders.

As of the Record Date, 1,111,111 shares of our Series A preferred stock and 555,555 shares of our Series B preferred stock, par value $0.001 per share, were held by our wholly owned subsidiary, Network Medical Management, Inc. (“NMM”). Pursuant to the Delaware General Corporation Law, such shares held by NMM shall be neither entitled to vote, nor counted for quorum purposes, at the 2022 Annual Meeting.

The presence of the holders of a majority of the Voting Shares, in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2022 Annual Meeting, including voting on each proposal to be voted on at the meeting. Broker non-votes and abstentions by stockholders from voting will be counted towards determining whether or not a quorum is present at the 2022 Annual Meeting, as the Voting Shares so held are entitled to vote at the meeting but do not count as affirmative or negative votes cast.

Voting Procedures

Holders of Voting Shares will have one vote for each such share with regard to each matter to be voted upon. A broker non-vote occurs when shares held by a broker or other nominee are not voted with respect to a particular proposal because the broker or nominee does not have discretionary authority to vote on the matter and has not received voting instructions from beneficial owners. If an executed proxy is returned, indicating that the broker or nominee holding shares in street name does not have discretionary authority as to the shares with respect to a proposal, such shares will be considered present at the 2022 Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast. Similarly, abstentions by stockholders from voting and broker non-votes will be counted towards determining whether or not a quorum is present. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from beneficial owners does not have discretion to vote uninstructed shares on that proposal. At the 2022 Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a routine matter. All other proposals are considered “non-routine,” and your broker will not have discretion to vote on these proposals.

Proposal 1: Elect Our Directors
The directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2022 Annual Meeting, meaning that the nominees receiving the highest numbers of “FOR” votes, up to the number of directors to be elected, will be elected. Because our Series A and Series B preferred stock are held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. In voting on Proposal 1 to elect directors, you may vote either FOR all the nominees, WITHHOLD your vote from all the nominees, or WITHHOLD your vote from any one or more specific nominees and vote FOR any one or more specific nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of the directors, and therefore, will have no effect on the outcome of the election of directors.

Proposal 2: Ratify the Appointment of Our Independent Registered Public Accounting Firm	In voting with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of such proposal, vote against such proposal, or abstain from voting. The vote required to approve Proposal 2 is the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal. Because our Series A and Series B preferred stock are held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions, if any, will have no effect on the result of this vote. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Any broker non-votes, if brokers or nominees do not exercise this authority, will have no effect on the result of this vote. We are not required to obtain the approval of stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm, the Audit Committee of the Board will reconsider its appointment.

Proposal 3: Vote, on an Advisory Basis, on Named Executive Officer Compensation	In voting with regard to the non-binding advisory vote on the compensation program for our named executive officers as disclosed in the proxy statement, stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 3 is the affirmative vote of a majority of the shares present or represented by proxy at the 2022 Annual Meeting and entitled to vote on the matter. Because our Series A and Series B preferred stock is held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	In voting with regard to the non-binding advisory vote on whether a non-binding advisory vote on the compensation program for our named executive officers should be held every one, two, or three years, stockholders may vote to have such vote every one year, two years, three years, or abstain. The vote required to approve Proposal 4 is a majority of the total votes cast on such proposal, provided a quorum is present. Abstentions will have no effect on the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the stockholder proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. If none of the frequency alternatives (one year, two years, or three years) receives a majority of the shares present or represented by proxy and entitled to vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Because the frequency vote is advisory and not binding on us or the Board in any way, the Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

All votes will be tabulated by the inspector of elections appointed for the 2022 Annual Meeting, who will separately tabulate affirmative and negative votes, withheld votes, abstentions, and broker non-votes, if any.

Voting Methods

If you are a record holder, you can vote by attending the 2022 Annual Meeting and voting in person, or you can vote by proxy in three ways:

•By Internet: You may vote by submitting a proxy over the Internet. Please refer to the proxy card or voting instruction form provided or made available to you by your broker for instructions of how to vote by Internet.

•By Telephone: Stockholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form provided or made available to you and following the instructions.

•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing, and returning the accompanying proxy card.

•In Person at the 2022 Annual Meeting: If you attend the 2022 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide you at the meeting. You are encouraged to vote by telephone or Internet or complete, date, sign, and return the proxy card provided or made available to you, regardless of whether or not you plan to attend the 2022 Annual Meeting.

With respect to your shares held in “street name,” meaning such shares are held for your account by a broker or other nominee, you will receive instructions from such institution or person on how to vote your shares.

Voting by Proxy and Revocability

Voting Shares represented by proxies submitted over the Internet or by telephone, or for which proxy cards are properly executed and returned to us, will be voted at the 2022 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the director nominees named on Proposal 1, FOR the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm on Proposal 2, FOR the approval, on an advisory basis, of the compensation of our named executive officers on Proposal 3 and FOR the alternative of once every three years as the preferred frequency for future advisory votes on executive compensation for our named executive officers on Proposal 4. Management does not know of any matters to be presented at the 2022 Annual Meeting other than those set forth in this proxy statement and the accompanying notice of 2022 Annual Meeting. If other matters should properly come before the meeting, the proxy holders intend to vote all proxies received by them on such matters in accordance with their best judgment. Any stockholder has the right to revoke his, her, or its proxy at any time before it is voted at the 2022 Annual Meeting by giving written notice to our Corporate Secretary, and by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. A beneficial owner of our common stock may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares in street names or by obtaining a legal proxy from such institution and voting at the meeting.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other shareholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another shareholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing at: Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary, and we will deliver a separate copy to you promptly.

Internet Availability of Proxy Materials

We are furnishing proxy materials for the 2022 Annual Meeting to all of our stockholders via the Internet by mailing a Notice Regarding the Internet Availability of Proxy Materials (“Notice”), instead of mailing or emailing copies of those materials to our stockholders. However, we may still mail copies of such proxy materials to some stockholders. The Notice directs our stockholders to a website where they can access our proxy materials, including our proxy statement and our 2022 Annual Report to Stockholders, and view instructions on how to vote via the Internet, a mobile device, or by telephone. If you received such a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials via email, you will continue to receive access to those materials electronically unless you elect otherwise.

Attending the Annual Meeting

Only our stockholders as of the Record Date are entitled to attend the 2022 Annual Meeting. If you own our stock as a record holder, your name will be on a list of record holders and you will be able to gain entry with government-issued photo identification, such as a driver’s license, state-issued identification card, or passport. If you beneficially own our stock held in street name, in order to gain entry, you must present a valid legal proxy from a record holder of our stock as of the Record Date and government-issued photo identification. You should contact your brokerage account representative, bank, or other nominee to learn how to obtain a legal proxy. All stockholders and proxy holders must register at the reception desk and sign the attendance sheet before entering the room for the 2022 Annual Meeting. In fairness to all attendees and in the interest of an orderly and constructive meeting, we ask that you abide by the rules of procedure for the 2022 Annual Meeting, which will be available to you when you register at the reception desk. Cameras, recording devices, and other electronic devices are prohibited at the meeting.

Stockholder List

A list of our stockholders of record as of the Record Date entitled to vote at the 2022 Annual Meeting will be available for examination by any such stockholder for any purpose germane to the 2022 Annual Meeting during ordinary business hours at our corporate headquarters located at 1668 S. Garfield Avenue, Alhambra, California 91801, for a period of 10 days prior to the 2022 Annual Meeting, and also at the 2022 Annual Meeting. Please contact the Company’s Corporate Secretary at (626) 282-0288 or by email at: investors@apollomed.net if you wish to inspect the list of stockholders prior to the meeting.

Persons Making the Solicitation

We are required by law to convene annual meetings of stockholders at which our directors are elected. The Board is soliciting proxies from our stockholders for the 2022 Annual Meeting. The entire cost of soliciting proxies will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials or notices of Internet availability to our stockholders of record and beneficial owners. Proxies will be solicited principally through mail, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders will be asked at the 2022 Annual Meeting to elect 11 directors who will constitute the full Board. Each elected director will hold office until the next annual meeting of stockholders and the director’s successor is duly elected and qualified or until his or her earlier resignation or removal.

The following 11 persons have been nominated by the Board for election to the Board: Kenneth Sim, M.D., Thomas S. Lam, M.D., M.P.H., Mitchell W. Kitayama, David G. Schmidt, Michael F. Eng, Ernest A. Bates, M.D., Linda Marsh, John Chiang, Matthew Mazdyasni, J. Lorraine Estradas, R.N., B.S.N., M.P.H., and Weili Dai. All the nominees are incumbent directors. Additional information about these nominees is provided in “Corporate Governance” and “Board of Directors and Executive Officers” below.

Board Nomination and Election of Directors

Following a rigorous reviewing process, the Nominating and Corporate Governance Committee recommended the 11 incumbent directors for re-election at the 2022 Annual Meeting as they continue to contribute to the mix of experience, skills, and qualifications that we seek to be represented on the Board. Each nominee has been nominated by the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee. Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of the 11 nominees.

In the event that a nominee is unable or unwilling to serve as a director at the time of the 2022 Annual Meeting, all proxies received by the proxy holders named on the accompanying proxy card will be voted FOR the election of such other person as either proxy holder may designate in such nominee’s place. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for each of the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or unwilling to serve as a director. If elected at the 2022 Annual Meeting, a director will serve until the annual meeting of our stockholders to be held in 2023 and a successor has been duly elected and qualified, or until his or her earlier resignation or removal.

Vote Required

Pursuant to the Company’s Restated Bylaws, as amended, 11 directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2022 Annual Meeting. Such voting standard means that the nominees who receive the highest number of votes “FOR” their election up to the number of directors to be elected at the meeting, which is 11, will be elected even if any such nominee receives a greater number of votes “withheld” than votes “FOR” his election. Votes withheld and broker non-votes, if any, will not be treated as votes cast and, therefore, will not affect the outcome of the election of directors at the 2022 Annual Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NAMED NOMINEES ON PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board Recommendation

The Audit Committee has appointed Ernst & Young, LLP (“EY”) as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2022. In deciding to appoint EY, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EY and concluded that EY has no commercial relationship with the Company that would impair its independence for the year ending December 31, 2022. The Board recommends that our stockholders ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. While we are not required to have our stockholders ratify the appointment of EY as our independent registered public accounting firm, we are doing so because we value our stockholders’ views on the Company’s independent registered public accounting firm. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time it determines that such a change would be in the best interest of the Company and our stockholders.

Representatives of EY are expected to be present at the 2022 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020, during which EY and BDO USA, LLP, among others, submitted proposals to serve as our independent registered accounting firm for the fiscal year ended December 31, 2020. The Audit Committee evaluated the proposals and considered several factors, including audit quality, the benefits of tenure versus a fresh perspective, engagement teams, potential transition risks, auditor independence, and the appropriateness of fees relative to both efficiency and audit quality. As a result of this process, on April 24, 2020, the Audit Committee selected EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2020. The stockholders of the Company subsequently ratified the selection of EY at the Company’s 2021 annual meeting of stockholders, held on June 15, 2020.

As reported on the Company’s Current Report on Form 8-K filed on April 28, 2020:

•On April 24, 2020, following a competitive selection process, the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020 and approved the dismissal of BDO USA, LLP from service as the Company’s independent registered public accounting firm, effective immediately. The Company engaged EY on April 27, 2020.

•During the fiscal year ended December 31, 2019 and through the subsequent interim period through April 24, 2020, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the consolidated financial statements of the Companies for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

•During the fiscal year ended December 31, 2019 and through the subsequent interim period through April 27, 2020, neither the Company, nor any party on its behalf, consulted with EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided by EY to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

AUDIT AND OTHER FEES

The following table presents fees for professional audit services and other services rendered by EY for the audit of the Company’s annual financial statements for the years ended December 31, 2021 and December 31, 2020.

	2021	2020
Audit (1)	$1,321,100	$1,225,275
Audit-Related	—	—
Tax (2)	115,005	177,941
All Other Fees	—	—
Total	$1,436,105	$1,403,216

(1)Represents aggregate fees charged by EY in each respective year serving as the external auditor, as applicable, for audit work performed on the annual financial statements and review of quarterly financial statements, as well as other services that are provided in connection with statutory and regulatory filings.

(2)Tax fees consist of various permissible tax compliance and tax advisory service fees by EY.

The Audit Committee has determined that all services performed by EY were, and are, compatible with maintaining the independence of EY, as applicable. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, which may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. For additional information concerning the Audit Committee and its activities with EY, please see “Report of the Audit Committee” below.

Vote Required

The affirmative vote of a majority of the votes cast affirmatively or negatively on Proposal 2 at the 2022 Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. A stockholder may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. This proposal will pass, and the Audit Committee’s appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the year ending December 31, 2022 will be ratified, if the total votes cast “FOR” Proposal 2 exceed the total number of votes cast “AGAINST” Proposal 2. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Broker non-votes and abstentions, if any, will not constitute votes cast and will accordingly have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH ON THIS PROPOSAL 2.

CORPORATE GOVERNANCE

Code of Ethics and Other Governance Documents

We maintain a corporate governance page on our website at https://apollomed.net/corporate-governance, which includes information regarding the Company’s corporate governance practices. Our Code of Ethics for Directors, Executive Officers and Other Employees (which, among others, covers our principal executive officer, principal financial officer, principal accounting officer, or controller, if any, or persons performing similar functions), Audit Committee Pre-Approval Policy, Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, Related-Party Transaction Policy, charters of the three standing committees of the Board and Insider Trading Policy are available on that page of our website, in addition to the Company’s Restated Certificate of Incorporation, as amended, and Restated Bylaws, as amended. Any changes to these documents and any waivers granted with respect to our Code of Ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to: Apollo Medical Holdings, Inc. at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the SEC.

Director Independence

The Board has determined that a majority of its current members and a majority of its director nominees for election at the 2022 Annual Meeting meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”). Based upon information requested from and provided by each director or nominee concerning his background, employment, and affiliations, including family relationships, the Board has affirmatively determined that Mitchell W. Kitayama, David G. Schmidt, Michael F. Eng, Ernest A. Bates, M.D., John Chiang, J. Lorraine Estradas, R.N., B.S.N., M.P.H., and Weili Dai would qualify as “independent” as defined in NASDAQ Listing Rule 5605(a)(2). In making such determinations, the Board considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, not merely from the standpoint of a director or nominee, but also from that of persons or organizations affiliated with the director or nominee.

Subject to certain exceptions, NASDAQ Listing Rule 5605(a)(2) provides that a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an “independent” director if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation (or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner, or controlling stockholder of a company that makes payments to, or receives payments from, us in an amount which, in any 12 month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs). With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

The Board also makes such independence determinations with respect to its committees after taking into account the additional independence standards for members of each such committee, as applicable, pursuant to the rules and regulations of the SEC and NASDAQ listing rules as currently in effect. In order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a committee member may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries. Based upon information requested from and provided by each director who is currently serving on a committee of the Board concerning his or her background, employment, and affiliations, including family relationships, the Board has affirmatively determined that each of its three standing committees consists solely of “independent” directors who meet NASDAQ Listing Rule 5605(a)(2) and all other applicable independence standards.

Board Meetings

The Board held 15 meetings and acted by written consent six times during 2021. Each of our incumbent directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which such director served in 2021. We attempt to schedule each annual meeting of our stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. Directors are encouraged to attend our annual meetings of stockholders, but the Board has not adopted a formal policy with respect to such attendance. Five directors attended the Company’s 2021 annual meeting of stockholders.

Our independent directors meet periodically in executive session without management present to discuss our operations, policies, and practices, as well as other matters relating to us or the functioning of the Board.

Board Leadership Structure and Lead Independent Director

Dr. Lam and Mr. Sim serve as our Co-Chief Executive Officers, while Dr. Sim serves as our Executive Chairman of the Board and Dr. Lam serves as a director.

Our Board has not taken a position on the desirability, as a general matter, of having two individuals serve as Co-Chief Executive Officer. Rather, our Board believes that decisions regarding the individuals most appropriate to fill these and other critical senior leadership positions are highly dependent on the specific circumstances of the Company and its leadership at the time of such decisions, including the availability of qualified candidates for the position and the specific talents and experience of the available candidates. The Board believes that the Company benefits from Dr. Lam’s long-standing experience in the healthcare industry, as well as senior-level management experience leading the Company. The Board also believes that the Company benefits from Mr. Sim’s experience in the technology industry, as well as executive-level management experience leading companies. Accordingly, the Board believes that it is in the best interests of the Company and its stockholders for both individuals to serve as Co-Chief Executive Officers.

The Board believes that independent directors and management have different perspectives and roles in the development of the strategic vision and risk management of the Company. The Company’s independent directors provide experience, oversight, and expertise from outside the Company and the Company’s industry, while the Co-Chief Executive Officers provide Company-specific experience and expertise. The Board believes that Dr. Sim is currently the director best situated to serve as Executive Chairman, as he is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

The Board has designated independent director, Mr. Kitayama, as our Lead Independent Director. Mr. Kitayama presides over executive sessions of the independent directors. As Lead Independent Director, Mr. Kitayama has duties and responsibilities, which include consulting with the Executive Chairman and Co-Chief Executive Officers regarding the schedule and agenda for Board meetings, acting as a liaison between the non-management directors as a group and management, and discharging such other duties and responsibilities as the Board may determine from time to time.

Risk Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the Company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its stockholders or that such strategies will motivate management to take excessive risks. The Board periodically reviews information regarding the Company’s financial, operational, and strategic risks, including risks related to the COVID-19 pandemic. Each of the three committees of the Board is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying, and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for managing the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for addressing risks associated with related-party transactions and concerns and complaints related to accounting and auditing matters. The Audit Committee provides regular updates to the entire Board. The Compensation Committee is responsible for overseeing the risk management related to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and overall effectiveness of the organization of the Board.

Communications with the Board

The following procedures have been established by the Board to facilitate communications between our stockholders and the Board:

•Stockholders and any interested parties may send correspondence to the Board or to any individual director, by mail to: Corporate Secretary, Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, or by email to: investors@apollomed.net.

•Communications will be distributed to the Board, or to any individual director or group of directors as appropriate, depending on the facts and circumstances outlined in the communications.

•Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:
•junk mail and mass mailings
•resumes and other forms of job inquiries
•surveys
•solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to the Board or any director upon request.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which comprised solely of independent directors. The composition, functions, and responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Audit Committee currently consists of David Schmidt (chairman), Michael Eng, and John Chiang. The Board has determined that each of the members of the Audit Committee is an audit committee financial expert, as that term is defined in Item 407 of Regulation S-K of the Exchange Act. The Board has determined that all members of the Audit Committee qualify as “independent” directors within the meaning of Rule 10A-3 under the Exchange Act and as defined under NASDAQ listing rules, as currently in effect and applicable to members of audit committees. As required by the Audit Committee charter, no Audit Committee member currently serves on audit committees of more than two other public companies. The Audit Committee met six times during 2021.

The Audit Committee’s duties include monitoring and ensuring the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, and the performance of our internal audit function and external auditors; preparing the report required to be prepared by the Audit Committee under the rules of the SEC for inclusion in our proxy statement; and overseeing our accounting and financial reporting processes and the audits of our financial results. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee is also responsible for engaging our independent registered public accounting firm and pre-approving audit and non-audit services performed by the firm in order to assure that the provision of such services does not impair their independence. To these ends, the Audit Committee has adopted an Audit Committee Pre-Approval Policy and an Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, which are available on our website. Please also see “Report of Audit Committee” below.

Compensation Committee

The Compensation Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Compensation Committee currently consists of Mitchell Kitayama (chairman), Mark Fawcett, and John Chiang. The Board has determined that all members of the Compensation Committee qualify as “independent” directors as defined under NASDAQ listing rules, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” as defined in Treasury Regulation 26 CFR § 1.162-27, implementing Section 162(m) of the Internal Revenue Code of 1986, as amended and currently in effect. The Compensation Committee acted by written consent once during 2021.

The Compensation Committee establishes the compensation and benefits of our executive officers and makes recommendations to the Board regarding director compensation, including for membership on any committee of the Board. The Compensation Committee also administers our compensation plans, including our equity incentive plans.

In establishing executive and director compensation, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data from peer companies and information from nationally recognized published surveys, adjusted for size. The Compensation Committee then considers other factors, such as each executive officer’s individual expertise, experience, and performance, any retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. While members of our human resources and finance departments support the Compensation Committee in its work, our executive officers, in general, are not involved in determining the amount or form of executive and director compensation, but may from time to time make recommendations and provide feedback to the Compensation Committee. The Compensation Committee reviews the performance of each executive officer in light of the above factors and determines whether the executive officer should receive any increase in base salary, annual bonus award, or discretionary equity award based on such evaluation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Nominating and Corporate Governance Committee currently consists of Mitchell Kitayama (chairman), David Schmidt, and Ernest Bates, M.D. All members of the Nominating and Corporate Governance Committee meet the independence requirements of NASDAQ. The Nominating and Corporate Governance Committee acted by written consent once during 2021. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director candidates recommended by management, stockholders, and others, considering and examining director candidates, recommending director nominations to the Board, developing corporate governance principles for the Company, overseeing the Company’s compliance with those principles, and establishing monitoring procedures for the receipt of stockholder communications directed to the Board, and periodically evaluating the Board to determine whether the Board and its committees are functioning effectively.

The Nominating and Corporate Governance Committee identifies appropriate candidates to serve as directors of the Company, interviews candidates and makes recommendations to the Board regarding director nominations. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee evaluates them against one or more of the following qualifications: personal integrity, sound judgment, business and professional skills and experience, industry knowledge, financial acumen, and the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee also considers additional factors, including the current composition of the Board, the current strategy and future outlook of the Company, the range of experience and skills that would best complement those already represented on the Board and the need for specialized expertise. The Nominating and Corporate Governance Committee considers issues of diversity in identifying and recommending director nominees to the Board, and strives to achieve a balance of backgrounds and perspectives on the Board and its committees.

The Nominating and Corporate Governance Committee considers potential candidates recommended by stockholders, directors, officers, advisors, third-party search firms, or other appropriate sources. In selecting candidates, the Nominating and Corporate Governance Committee takes into account all factors it deems relevant, such as a candidate’s knowledge, experience, background, independence, possible conflicts of interest, and concerns for the long-term interests of our stockholders. Persons recommended by stockholders are generally considered on the same basis as candidates from other sources. If a stockholder wishes to propose a director candidate for consideration by the Nominating and Corporate Governance Committee, the stockholder must follow the procedures and comply with the requirements described in “Stockholder Proposals” at the end of this proxy statement.

In recommending to the Board the 11 director nominees for election at the 2022 Annual Meeting, the Nominating and Corporate Governance Committee considered the factors described above, as well as each nominee’s previous service on the Board, which the committee believes provides a desirable level of continuity and institutional knowledge with respect to the Board’s deliberations. The Nominating and Corporate Governance Committee also considered specific qualifications, attributes, and skills that each nominee possesses and contributes to the Board as identified under the respective nominee’s biography in “Background of Directors” below.

Board Diversity

Our Nominating and Corporate Governance Committee is committed to ensuring diversity in the composition of our Board, including diversity with respect to race and gender. We seek out candidates whose diversity of experience and perspective will help allow the board of directors to fulfill its responsibilities. In accordance with the new Nasdaq listing rules, the following table provides information regarding the diversity of our directors, as of April 28, 2022.

Board Diversity Matrix (As of April 28, 2022)

Total Number of Directors	12

Directors	Female	Male
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	1
Hispanic or Latinx	1	—
Asian	2	5
White	—	3

Review, Approval, or Ratification of Transactions with Related Persons

The Board has adopted a written policy setting forth our procedures for reviewing, and approving or ratifying, transactions with an executive officer, director, or nominee for election as a director of the Company, a greater than five percent beneficial owner of the Company’s common stock, or an immediate family member of any of the foregoing (collectively, “Related Persons”). The policy covers transactions, arrangements, or relationships in which the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any fiscal year of the Company, the Company or any of its controlled subsidiaries is a participant, and a Related Person had, has, or is expected to have a direct or indirect material interest (a “Covered Transaction”). The Audit Committee is responsible for ratifying or approving a Covered Transaction.

In reviewing a Covered Transaction, the Audit Committee shall consider all relevant facts and circumstances, including:

•the Related Person’s interest and involvement in the transaction;
•the nature of the Company’s participation in the transaction;
•the Related Person’s relationship to the Company;
•whether the transaction was undertaken in the ordinary course of business of the Company;
•the availability of unrelated third parties as alternative counterparties to the proposed transaction;
•whether the transaction is proposed to be, or was, entered into on an arms-length basis or on terms no less favorable to the Company than terms that could have been reached with an unrelated third party under the same or similar circumstances;
•whether the transaction would impair the independence of a director or a nominee for election as a director of the Company under the NASDAQ listing rules;
•the purpose of, and the potential benefits and materiality to the Company of, the transaction;

•the risks and limitations that may arise as a result of or in connection with the proposed transaction, including any potential reputational risk; and
•any other information that would be material to our investors in light of the context of the particular transaction and the Related Person.

Certain Covered Transactions are deemed to be pre-approved by the Audit Committee under this policy, including:

•any compensation paid to an executive officer of the Company for his or her services to the Company if the compensation is, or would be required to be reported in, the Company’s proxy statements and the Compensation Committee has approved, or recommended that the Board approve, such compensation;
•any compensation paid to a director of the Company for services to the Company as a director if the compensation is required to be reported in the Company’s proxy statements;
•any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;
•any transaction involving a Related Person where the rates or charges involved are determined by competitive bids;
•any transaction between the Company or its controlled subsidiary and an entity with an executive officer of the Company serving as a nominee shareholder (including where the officer as a licensed physician, rather than the Company, is required by corporate practice of medicine or similar law to serve as the shareholder of such entity on behalf of the Company or its subsidiary in order to achieve certain corporate, regulatory and/or accounting treatment) and where such officer derives no direct financial benefit from such status; or
•any transaction between the Company or its controlled subsidiary and an entity that has been reported in the Company’s statement of income for its last fiscal year on a consolidated basis (including any variable interest entity of the Company).

The Audit Committee may establish such other categories of transactions that shall be deemed pre-approved.

Certain Related Person Transactions

In December 2020, using cash comprised solely of Excluded Assets, APC purchased a 50% interest in Tag-8 Medical Investment Group, LLC (“Tag 8”). Drs. Sim, Lam, and Young each owns 4% of Tag 8. Tag 8 has vacant land, which it plans to develop in the future. In April 2021, Tag 8 entered into a loan agreement with MUFG Union Bank N.A. with APC as its guarantor, causing the Company to reevaluate the accounting for the Company’s investment in Tag 8. Based on the reevaluation and in accordance with relevant accounting guidance, it was concluded that Tag 8 is a VIE and is consolidated by APC.

Ms. Marsh is the Senior Executive Vice President at AHMC Healthcare Inc. and the Senior Executive Vice President of Health Source MSO Inc. (“Health Source MSO”). The Company and its affiliates (including NMM and APC) work with one or more AHMC Healthcare hospitals in coordinating patient care, including by sharing the surplus and deficits of risk pools with certain AHMC Healthcare hospitals pursuant to a risk-sharing agreement. During the year ended December 31, 2021, the Company recognized risk pool revenue under this agreement of $60.1 million. Health Source MSO provides administrative services in connection with the risk pool for which it received a fee of $0.6 million in 2021. Additionally, an entity, which is 50% owned by Ms. Marsh, receives compensation in the amount of $25,000 per month (which is jointly paid by NMM and APC) for consulting services provided to NMM and APC.

APC-LSMA Designated Shareholder Medical Corporation is solely owned by Dr. Lam, controlled by APC and consolidated as a variable interest entity of the Company. APC-LSMA owns 25% of the IPA business of LaSalle Medical Associates (“LMA”). During the year ended December 31, 2021, NMM earned approximately $18.7 million in management fees from LMA pursuant to a management services agreement.

Ms. Estradas is the Chief Executive Officer of Arroyo Vista Family Health Center, a non-profit network of community health centers serving Greater Northeast Los Angles. Arroyo Vista Family Health Center provides certain primary care services and other professional services to enrollees of certain healthcare service plans, the providers of which have contracted with APC. Under such arrangement, Arroyo Vista Family Health Center has paid Network Medical Management, Inc., the Company’s principal wholly owned subsidiary, approximately $1.5 million for management and administrative services for the twelve months ended December 31, 2021.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

BACKGROUND OF DIRECTORS

The following sets forth certain information concerning the nominees to the Board, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board to conclude that such nominee should serve as a director. Additionally, the Board believes that each director nominee has a reputation for integrity, honesty, and adherence to high ethical standards and has demonstrated business acumen and sound judgment, as well as a commitment of service to the Company and the Board. There are no family relationships among our directors or executive officers, except that (i) Brandon Sim, our Co-Chief Executive Officer, is the son of Dr. Sim, Executive Chairman, and (ii) the spouse of Eric Chin, our Chief Financial Officer, is the niece of Linda Marsh, Director.

Name and Position	Age	Positions and Offices with the Company	Director Since	Independent
Kenneth Sim, M.D.	68	Executive Chairman	2017
Thomas S. Lam, M.D., M.P.H.	72	Co-Chief Executive Officer and President	2016
Mitchell W. Kitayama(2)(3)	65	Lead Independent Director	2017	X
David G. Schmidt(1)(2)	74	Director	2013	X
Michael F. Eng(1)	75	Director	2017	X
Ernest A. Bates, M.D.(2)	85	Director	2018	X
Linda Marsh	72	Director	2019
John Chiang(1)(3)	59	Director	2019	X
Matthew Mazdyasni	65	Director	2019
J. Lorraine Estradas, R.N., B.S.N., M.P.H.	74	Director	2021	X
Weili Dai	60	Director	2021	X

(1)Member of the Audit Committee.
(2)Member of the Nominating and Corporate Governance Committee.
(3)Member of the Compensation Committee.

Kenneth Sim, M.D. Dr. Sim has served as Executive Chairman of the Board since December 2017. He has also served as Co-Chief Executive Officer of the Company from September 2019 to November 2021, as a member of NMM’s board of directors since 2006, as Chairman of NMM’s board of directors since 2013 and as Chairman of APC’s board of directors since 2014. Dr. Sim is a board-certified General Surgeon and a Fellow of the American College of Surgeons. Dr. Sim is a member of the Governing Board of Directors at Alhambra Hospital Medical Center and Garfield Hospital Medical Center. He also served as Chief of the Medical Staff at Garfield Hospital Medical Center from January 2021 to December 2021. He serves on the board of directors of the National Council of Asian Pacific Islander Physicians and the OneLegacy Foundation. He received his bachelor’s degree in Biochemistry from the University of California, Los Angeles (“UCLA”) and received his medical degree from the Autonomous University of Guadalajara and the Loma Linda University School of Medicine. He completed his surgical training at the Los Angeles County King-Drew Medical Center from 1993 to 1999.

Dr. Sim’s qualifications to serve on the Board include his over 32 years of experience as a practitioner, entrepreneur, and administrator in the medical industry, including his four years of operating experience as the Company’s Executive Chairman, his 12 years of experience prior to NMM’s business combination with the Company as a member of NMM’s board of directors and subsequent service as the chairman of NMM’s board of directors.

Thomas S. Lam, M.D., M.P.H. Dr. Lam has served as a Board member since January 2016. Dr. Lam served as the Company’s Co-Chief Executive Officer from December 2017 to March 2019 and as the Company’s Chief Executive Officer from

April 2019 to September 2019. He currently serves as the President and Co-Chief Executive Officer of the Company. Dr. Lam has also served as Chief Executive Officer of NMM since January 2006 and has been a member of NMM’s board of directors since 2005. Dr. Lam was the Chairman of the board of directors of APC from January 2006 to September 2014 and has been APC’s Chief Executive Officer since January 2006 and APC’s Chief Financial Officer since October 2014. Dr. Lam received a Corporate Citizens of the Year Award from the Board of Directors of East Los Angeles College Foundation in April 2014. In February 2015, the YMCA Board of Directors of West San Gabriel Valley honored Dr. Lam as the recipient of Heart of the Community Award. Dr. Lam received his medical training from New York Medical College and gastroenterology training from Georgetown University.

Dr. Lam’s qualifications to serve on the Board include his over 27 years of experience as a practitioner, entrepreneur, and administrator in the medical industry, including his three years of operating experience as a Chief Executive Officer of the Company and his 12 years of experience prior to NMM’s business combination with the Company as NMM’s chief executive officer and board member.

Mitchell W. Kitayama. Mr. Kitayama has been the Lead Independent Director and a Board member since December 2017. Mr. Kitayama has served as Chairman of the board of directors of Winslow Drake, a boutique investment advisory and wealth management practice, since June 2016 and as Managing Director of MMK & Associates, which advises financial institutions, medical groups, and private companies, since May 2009. From April 2005 to May 2009, he served as the Chief Executive Officer, Vice Chairman, and Director of Metro United Bank, and as the Executive Vice President for its holding company, MetroCorp. He served Senior Vice President Treasurer of East West Bank. He served as Chairman of the American Diabetes Association-Los Angeles and on the National Finance Committee. Mr. Kitayama served as a Trustee and Treasurer for the Los Angeles Ronald McDonald House and served on the Finance and Investment Committees for the Ronald McDonald House Charities of Southern California. He served on the President’s cabinet and the Alexis de Tocqueville Society for the United Way of Greater Los Angeles. He also served on the board for the National Banker’s Association. He is a Certified Cash Manager and received a B.A. in Biology with a Chemistry Minor and an M.B.A. from Baylor University.

Mr. Kitayama’s qualifications to serve on the Board include his extensive financial expertise and leadership experience gained from his service as board member and executive officer of multiple for-profit and non-profit organizations, including his service as Chief Executive Officer, Vice Chairman, and Director of Metro United Bank.

David G. Schmidt. Mr. Schmidt has been a Board member since May 2013. He has served since January 2011 as a principal of Schmidt & Associates, a consultancy practice that focuses on strategic planning and implementation in the healthcare industry. From April 2015 to April 2020, Mr. Schmidt served as Chief Executive Officer of the TPG-International Health Academy, which organizes trade missions for healthcare executives. From August 2002 to December 2010, he served as Chief Executive Officer and a director of SCAN Health Plan, a provider of Medicare Advantage plans. From 2000 to 2002, he served as Chief Executive Officer of Medicheck, which provided financial service management to healthcare organizations before being acquired. He served on Passport’s board of directors from 2002 to 2006. From 1992 to 1998, he was the Senior Vice President of Sales and Customer Services for Care America/Blue Shield Health Plan and Regional Vice President for FHP Healthcare. He received a B.A. in Economics from UCLA and a M.B.A. from the Anderson School of Management at UCLA. Prior to his healthcare experience, he held senior management roles at Avery Dennison and other manufacturing companies. He serves on the board of Beacon Healthcare Systems and was a founding board member of the SCAN Foundation, which is focused on long-term care in the United States.

Mr. Schmidt’s qualifications to serve on the Board include his over 39 years of experience in the healthcare industry, including his 10 years of experience as a principal with healthcare consulting firm, Schmidt & Associates, and his lengthy tenures as Chief Executive Officer of various healthcare service providers, including TPG-International Health Academy, SCAN Health Plan, and Medicheck.

Michael F. Eng. Mr. Eng has been a Board member since December 2017. Mr. Eng was the Mayor of Monterey Park, California from 2004 to 2005 and served on the City Council from 2003 to 2006. He was elected to the California State Assembly, serving from 2006 to 2012, during which time he was appointed Chair of the Assembly Committee on Banking and Finance, as well as Chair of the Assembly Committee on Business and Professions and was a member of the Assembly Health Committee and Committee on Revenue and Taxation. Mr. Eng was elected trustee of the Los Angeles Community College District Board from 2013 to 2017 and served as Vice President of the Board. In January 2019, he was appointed to a full-time position on the State Board of Appeals, California Unemployment Insurance system. Prior to his elected offices, he was appointed to the State Board of Acupuncture by the Governor of California. Mr. Eng also served as a fiduciary board member of Alhambra Hospital Medical Center and Garfield Medical Center. He has practiced federal immigration and nationality law at the law firm of Eng and Nishimura and has been an instructor in the College of Business and Economics, California State University, Los Angeles. He was also employed by Kaiser Permanente. His education consists of a Juris Doctor degree from UCLA and Bachelor’s and Master’s degrees from the University of Hawaii.

Mr. Eng’s qualifications to serve on the Board include his extensive government experience gained from over 18 years of service in various elected offices at the local and state levels, including as member of the California State Assembly and a city councilmember of Monterey Park, California, as well as experience in healthcare policy gained through his service as a member of the California State Board of Acupuncture, as a fiduciary board member of Alhambra Hospital Medical Center and Garfield Medical Center, and as a current community board member of San Gabriel Valley Medical Center.

Ernest A. Bates, M.D. Dr. Bates has been a Board member since June 2018. He founded American Shared Hospital Services (“ASHS”) in 1977 and served as its Chief Executive Officer and Chairman of the Board since 1983. A board-certified neurosurgeon, Dr. Bates is an Emeritus of the Board of Trustees of Johns Hopkins University and served on the Board of Visitors of the Johns Hopkins Medical Center and the Johns Hopkins Neurosurgery Advisory Board. He served on the Boards of the University of Rochester, FasterCures, and the Salzburg Global Seminar. He currently serves on the Board of Shared Imaging, LLC. From 1981 to 1987, he was a member of the Board of Governors of the California Community Colleges, and he served on the California High-Speed Rail Authority from 1997 to 2003. He was also appointed to the Magistrate Judge Merit Selection Panel. Dr. Bates is a member of the Board of Overseers at the University of California, San Francisco School of Nursing. Dr. Bates received his B.A. from Johns Hopkins University and his M.D. degree from the University of Rochester School of Medicine. He completed an internship in surgery at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center and completed his neurosurgery residency at the University of California, San Francisco Medical Center.

Dr. Bates’ qualifications to serve on the Board include his extensive medical expertise and his broad base of experience in leadership capacities with numerous healthcare service providers and health organizations, including his over 45 years of experience as founder and Chief Executive Officer of ASHS, a publicly traded company.

Linda Marsh. Ms. Marsh has been a Board member since January 2019. Ms. Marsh is currently the Senior Executive Vice President of AHMC Healthcare Inc., a fully integrated hospital health system in Southern California with over 1,200 acute care beds and over 7,000 employees. She joined AHMC Healthcare Inc. in 1999 and oversees all financial matters for seven acute care hospitals: San Gabriel Valley Medical Center, Garfield Medical Center, Anaheim Regional Medical Center, Whittier Hospital Medical Center, Alhambra Hospital, Monterey Park Hospital, and Greater El Monte Community Hospital. Additionally, Ms. Marsh is responsible for all federal, state and local government relations, as well as all risk management activities. Ms. Marsh is a board member of the Hospital Association of Southern California, Private Essential Access Community Hospitals, and the American Red Cross. She is also an active member in the Healthcare Financial Management Association. In addition, she chairs or is a participating member of numerous hospital governing boards, hospital committees, and community organizations. Ms. Marsh received a Bachelor of Science in Economics and a Master’s degree in Accounting from the University of Southern California. She also completed a Healthcare Executive Program at the University of Colorado.

Ms. Marsh’s qualifications to serve on the Board include her extensive experience in the healthcare industry and in particular, her expertise in hospital administration, government relations, and risk management gained through her various executive and board-level roles with numerous healthcare organizations, including AHMC Healthcare, the Hospital Association of Southern California, Fulgent Genetics, and the American Red Cross.

John Chiang. Mr. Chiang has been a Board member since January 2019. He most recently served as California State Treasurer from 2015 to 2019. From 2007 to 2015, he served as California State Controller. Prior to this, he served on the California Board of Equalization from 1999 to 2006. Mr. Chiang began his career as a tax law specialist for the Internal Revenue Service. He later worked as an attorney for the California State Controller Gray Davis, and also worked on the staff of California Senator Barbara Boxer. From 2019 to 2021, Mr. Chiang served on the board of directors of Zeuss Technologies, Inc. and Aegis Systems, a cybersecurity company, as well as the corporate advisory boards of Pasadena Private Finance and Calyx Peak. In December 2020, he joined the corporate advisory boards of Adept Urban and Faraday Future. In 2021, Mr. Chiang joined Pine Avenue Strategies, LLC as a consultant. Mr. Chiang also served as a fellow at the University of Southern California Center for the Political Future during the Fall of 2020. Mr. Chiang graduated with honors with a Bachelor of Arts in finance from the University of South Florida and received his J.D. from Georgetown University Law Center.

Mr. Chiang’s qualifications to serve on the Board include his finance, tax, and legal expertise and significant experience in public office, including his over 22 years of experience as Treasurer, Controller, a member of the Board of Equalization of the State of California and a board member of CalPERS and CalSTRS, two of the largest pension plans in the United States.

Matthew Mazdyasni. Mr. Mazdyasni has served as a Board member since October 2019. Mr. Mazdyasni currently provides consulting and advisory services to various companies (including the Company) and previously served as Executive Vice-President, Chief Administrative Officer, and Chief Financial Officer of HealthCare Partners Holding, LLC until February 2014. As a member of the senior executive team, Mr. Mazdyasni significantly contributed to HealthCare Partners’ success, which led to its acquisition by DaVita, Inc. in November 2012 for approximately $4.4 billion. Prior to joining HealthCare Partners in 1982, he worked for national and local public accounting firms. Mr. Mazdyasni was an active board member of several trade associations, including American Physician Group (“APG”), previously known as CAPG, where he was a member of the Board of Directors and the Executive Committee of CAPG until 2014. He became the CAPG Chairman of its Board of Directors in 2004. Since retiring in February 2014, Mr. Mazdyasni continued as a board member of the APG Foundation. Mr. Mazdyasni has also distinguished himself as a mentor in health administration leadership. He was a preceptor to the University of Southern California’s Master of Health Administration program for more than 25 years and was named Preceptor of the Year for 2000-2001. Mr. Mazdyasni is a current member of the Health Advisory Board of USC Sol Price School of Public Policy. Mr. Mazdyasni holds a Master of Science in Accounting from the University of Kentucky.

Mr. Mazdyasni’s qualifications to serve on the Board include his extensive experience and expertise in healthcare service provision and healthcare administration, including as Chief Financial Officer of Healthcare Partners Holding, LLC.

J. Lorraine Estradas, R.N., B.S.N., M.P.H. Ms. Estradas currently serves as the Chief Executive Officer of Arroyo Vista Family Health Center, a non-profit network of community health centers serving Greater Northeast Los Angeles since 1981. Under Ms. Estradas’ leadership, Arroyo Vista has grown from a small storefront clinic to a healthcare delivery network of four health centers and a mobile medical clinic serving the healthcare needs of medically underserved families within its local communities. Ms. Estradas also currently serves as a City Health Commissioner in Los Angeles. Her experience includes hospital and community public health nursing at UCLA, the Eastern Los Angeles Regional Center for the Developmentally Disabled, the State of California Department of Health Services – Rural Health Farmworker Division, and Arroyo Vista Family Health Center. Ms. Estradas has a Bachelor of Science degree in Nursing, as well as a master’s degree in Public Health, both from UCLA.

Ms. Estradas’ qualification to serve on the board include her extensive experience and expertise in healthcare service provision and healthcare administration, including as Chief Executive Officer of Arroyo Vista Family Health Center.

Weili Dai. Ms. Dai is the cofounder of global semiconductor company Marvell Technology where she served as president and director until 2016. In 2018, Ms. Dai cofounded MeetKai, Inc., an AI-enabled personalized conversational search company, and continues to serve as its Executive Chairwoman today. She also serves as Chairman of the Board at Lark Technologies, Inc., a healthcare technology company aimed at delivering scalable, virtual chronic conditions care and preventative healthcare through conversational AI. Ms. Dai has been honored on Forbes’ “World’s Most Powerful Women” list and was named an EY Entrepreneur of the Year. Ms. Dai holds a B.S. in Computer Science from the University of California, Berkeley.

Ms. Dai’s qualifications to serve on the board include her extensive experience and expertise in the technology industry and board or executive-level role with numerous technology, data science, and AI companies, including Marvell Technology, MeetKai, Inc, and Lark Technologies, Inc.

BACKGROUND OF EXECUTIVE OFFICERS

The following sets forth the names, positions, ages, and other information regarding our executive officers as of April 29, 2022.

Name	Position	Age
Kenneth Sim, M.D.	Executive Chairman	68
Thomas S. Lam, M.D., M.P.H.	Co-Chief Executive Officer and President	72
Brandon Sim	Co-Chief Executive Officer	28
Eric Chin	Chief Financial Officer and Corporate Secretary	42
Albert Young, M.D., M.P.H.	Chief Administrative Officer	75

Kenneth Sim, M.D. and Thomas S. Lam, M.D., M.P.H. See “Background of Directors” above.

Brandon Sim. Mr. Sim is the Co-Chief Executive Officer at ApolloMed, where he is focused on transforming healthcare delivery for physicians and patients. He is responsible for the Company’s overall strategy, growth, operations, and technology innovation. Since joining ApolloMed in 2019, he has also served as Chief Operating Officer, Chief Technology Officer and Vice President of Engineering. Prior to joining ApolloMed, Mr. Sim served as Quantitative Researcher at Citadel Securities from 2015 to 2019. From 2012 to 2015, Mr. Sim co-founded and served as Chief Technology Officer at Theratech, a medical device company focused on developing a low-cost, simple-to-use patch for automated drug delivery. Mr. Sim is a member of the board of directors of Clinigence Health. Mr. Sim received his Master of Science in Computer Science and Engineering and Bachelor of Arts in Statistics and Physics, Magna Cum Laude with High Honors, from Harvard University.

Eric Chin, CPA. Mr. Chin has served as our Chief Financial Officer since July 2018 and has also served as our Corporate Secretary since May 2019. Mr. Chin has served as the Chief Financial Officer of Network Medical Management, Inc., one of the Company’s subsidiaries, since March 2018. Mr. Chin previously served as our Interim Co-Chief Operating Officer from May 2020 to February 2021. Prior to joining Network Medical Management, Mr. Chin served as the Controller/Head of Finance - Real Estate of Public Storage, a New York Stock Exchange listed company and a member of the S&P 500. From May 2011 to October 2015, he served as Assistant Vice-President - Financial Reporting of Alexandria Real Estate Equities, Inc., a New York Stock Exchange listed company and a member of the S&P 500. Mr. Chin began his career at Ernst & Young, LLP in 2002. In his role as an Assurance Senior Manager at Ernst & Young, LLP, Mr. Chin provided assurance services to both publicly traded companies and private companies. In addition to providing audit and attestation services, Mr. Chin assisted clients with services related to equity offerings, debt offerings, and technical research. Mr. Chin is a Certified Public Accountant and a Certified Healthcare Financial Professional. He received his Bachelor of Arts in Business/Economics with Accounting and Computing from UCLA.

Albert Young, M.D., M.P.H. Dr. Young has served as our Chief Administrative Officer since September 2019. He previously served as our Co-Chief Medical Officer from December 2017 to August 2019. Dr. Young has also served as the Chief Medical Officer of NMM since 2006, as a member of NMM’s board of directors since 2010, and as the Chief Medical Officer of APC from 2004 to 2019. Dr. Young received his undergraduate degree from West Virginia University and his medical degree from West Virginia University School of Medicine. He completed his internal medicine residency training at the Los Angeles County-University of Southern California Medical Center. Upon completing his residency training, Dr. Young completed a fellowship in pulmonary medicine at the Los Angeles County-University of Southern California Medical Center. As an advocate of general preventive medicine, Dr. Young also obtained a Master’s degree in Public Health from UCLA in 1998.

DIRECTOR COMPENSATION

Non-employee director compensation in 2021 consisted of the following:
•An annual cash retainer of $80,000 for board services, paid in monthly installments;
•An annual cash retainer for committee members, paid in monthly installments, in the following amounts: Audit Committee — $12,000, Compensation Committee — $10,000 and Nominating & Corporate Governance Committee — $10,000;
•An annual cash retainer for committee chairpersons, paid in monthly installments, in the following amounts: Audit Committee — $10,000, Compensation Committee — $5,000 and Nominating & Corporate Governance Committee — $5,000;
•An annual cash fee of $20,000 for the lead independent director, paid in monthly installments;
•Additional cash compensation, at a rate of $1,200 per day or a pro-rated portion thereof, for Board service requiring out-of-town travel;

•Options to purchase shares of the Company’s common stock, which generally vest quarterly over a one-year period following the grant date, subject to the director’s continued service with the Company.

The following table reflects the compensation awarded to, earned by, or paid to our directors for the year ended December 31, 2021. Drs. Sim and Lam are not included in the following table because they received no separate compensation for their services as directors of the Company, and all compensation earned by them during the year ended December 31, 2021, as executive officers of the Company is reflected in the Summary Compensation Table below:

Name	Fees Earned in Cash(1) ($)	Option Awards ($)	All Other Compensation(2) ($)	Total ($)
Mark Fawcett	$90,000	$—	$9,600	$99,600
David G. Schmidt	$111,996	$—	$—	$111,996
Mitchell W. Kitayama	$129,996	$—	$—	$129,996
Michael F. Eng	$92,004	$—	$—	$92,004
Ernest A. Bates, M.D.	$90,000	$—	$—	$90,000
Linda Marsh	$80,004	$—	$—	$80,004
John Chiang	$102,000	$—	$—	$102,000
Matthew Mazdyasni	$80,004	$—	$—	$80,004
J. Lorraine Estradas, R.N., B.S.N., M.P.H. ⁽³⁾	$—	$—	$—	$—
Weili Dai ⁽³⁾	$—	$—	$—	$—

(1)The amounts reported in this column represent total cash compensation earned in 2021 for service as a director.

(2)The amounts reported in this column represent fees paid in cash to certain directors for serving on a special project subcommittee and fees for board service requiring out-of-town travel. Mr. Fawcett was compensated for board service requiring out-of-town travel in the amount of $9,600.
(3)As J. Lorraine Estradas, R.N., B.S.N., M.P.H. and Weili Dai were appointed to Board of Director effective December 31, 2021, they did not earn any compensation during the year ended December 31, 2021.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the compensation of our named executive officers as reported in this proxy statement, commonly referred to as the “say-on-pay” vote. Although the say-on-pay vote is advisory and therefore non-binding on us, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. As described below in the “Executive Compensation” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•Attract and retain highly qualified and productive executives.

•Motivate executives to enhance our overall performance and profitability through the successful execution of the Company’s short-term and long-term business strategies, with an emphasis on the long term.

•Align the long-term interests of our executives and stockholders through ownership of the Company’s common stock by executives and by rewarding stockholder value creation.

•Ensure that compensation opportunities are competitive.

We encourage stockholders to read the “Executive Compensation” section of this proxy statement, which provides an overview of our executive compensation policies and procedures. The Summary Compensation Table and other related compensation tables and narrative provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Executive Compensation” section of this proxy statement are effective in achieving our goals and that the compensation of the named executive officers reported in this proxy statement has contributed to our success.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2022 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement and the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement.”

As an advisory vote, this proposal is not binding on our company, our Board, or our Compensation Committee. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to the fiduciary duties of the company or our Board (or any committee thereof), or create or imply any additional fiduciary duties for the company or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions to be expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT AS SET FORTH IN THIS PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act provides for stockholders to vote on whether future advisory votes on executive compensation for our named executive officers should be held every year, every two years, or every three years. This proposal, commonly known as a “say-on-frequency” proposal, gives stockholders the opportunity to express their views on our how often future advisory votes should be held regarding named executive officers’ compensation.

Our Board believes that the non-binding advisory vote on the compensation program for our named executive officers should be conducted once every three years, for the following reasons:

•An advisory vote on executive compensation that occurs every three years will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results, while avoiding over-emphasis on short-term variations in compensation and business results.

•We emphasize long-term performance in the design of our executive compensation program, including the multi-year employment agreements we have with our named executive officers and equity incentive grants, because by doing so our compensation structure is more closely aligned with the long-term strategic plan for the company and the interests of our stockholders.

•We believe that compensation decisions, company performance and potential increases in stockholder value should be evaluated over a long-term horizon, rather than simply on a year-to-year, short-term basis.

The proxy card provides stockholders with the opportunity to choose from among four options, holding the vote every one year, two years, three years, or abstaining from voting and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. The Board will consider the frequency that receives the highest number of votes to be the frequency selected by our stockholders, regardless of whether that frequency receives a majority of the votes cast.

This vote is advisory, which means that the vote is not binding on the Company or the Board. Because this vote is advisory and not binding in any way, the Board may decide that it is in the best interest of the Company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ALTERNATIVE OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS. PROPERLY SUBMITTED PROXIES WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Apollo Medical Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mitchell W. Kitayama (Chairman)
Mark Fawcett
John Chiang

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis explains the material elements of the compensation awarded to, earned by, or paid to the executive officers named in the Summary Compensation Table below during 2021, who we refer to as our “named executive officers.”

Compensation Program Objectives and Philosophy

The Compensation Committee oversees the design and administration of the compensation program for our executive officers. The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to:
•Attract, motivate, and retain talented and dedicated executive officers; and
•Reinforce business strategies and objectives for enhanced stockholder value.

To achieve these goals, the Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Committee believes are comparable with those of executive officers at other public companies having a similar size and line of business, while taking into account our relative performance and our own strategic goals.

The principal elements of our executive compensation program are base salaries, discretionary cash bonus awards, equity award grants, and other benefits and perquisites. Our benefits and perquisites consist of life, disability, and health insurance benefits and a qualified 401(k) savings plan.

We view these components of compensation as related, but distinct. Although the Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part on compensation paid to executive officers at comparable companies consistent with our recruiting and retention goals, our view of internal equity and consistency, the results of its most recent stockholder advisory vote, and other considerations we deem relevant, such as rewarding extraordinary performance.

Determination of Compensation Awards

The Compensation Committee typically performs an annual strategic review of our executive officers’ compensation to determine whether such compensation provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other similarly situated companies.

For compensation decisions relating to executive officers other than our Co-Chief Executive Officers, the Compensation Committee considers recommendations from our Co-Chief Executive Officers and Executive Chairman. When determining compensation for our Co-Chief Executive Officers and Executive Chairman, the Compensation Committee considers such factors as competitive industry salaries, an assessment of each Co-Chief Executive Officer’s and the Executive Chairman’s contributions made during the preceding year, and his respective industry expertise.

Review of Compensation Surveys

The Compensation Committee believes that it is important when making its compensation-related decisions to be informed as to the current practices of similarly situated companies. As a result, the Compensation Committee, from time to time, reviews broad-based third-party surveys and other information collected from public and private sources regarding the compensation for executive officers of comparably sized companies. The Compensation Committee considers the information in these surveys in connection with establishing the base salaries, performance-compensation awards, equity awards, and other benefits and perquisites for our named executive officers.

The Compensation Committee does not believe that the compensation of our named executive officers should be established solely by reference to the compensation programs of other companies or that the compensation of our named executive officers should be set as a specified percentage of the average compensation that is paid to executive officers of other companies. However, the Compensation Committee believes that collecting and reviewing this compensation survey information is a useful resource in providing information about current compensation practices and in confirming that the Company’s executive compensation program remains competitive.

Role of Compensation Consultant

For 2021, the Company retained Pearl Meyer, as its independent compensation consultant to provide analysis and recommendations that inform the Compensation Committee’s decisions with respect to executive officer compensation, including, among other things, analysis and input on compensation program structure and performance measures and goals. Pearl Meyer did not perform any other services for the Company in 2021. The Company has reviewed the independence of Pearl Meyer under applicable SEC and Nasdaq rules and believes that Pearl Meyer does not have any conflicts of interest in advising the Company.

Base Salaries

We provide our named executive officers with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of the Company. We review base salaries for our named executive officers annually, and increases, if any, are based on our performance and individual performance.

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation paid to the median employee and the annual total compensation of each of our Co-Chief Executive Officers, Dr. Lam and Mr. Sim.

For 2021, our last completed fiscal year, the median of the annual total worldwide compensation of our employees (other than our Co-Chief Executive Officers) was $41,066. As reported in the Summary Compensation Table, the annual total compensation of Dr. Lam and Mr. Sim was $6,857,194 and $8,856,157, respectively.

Based on this information, for 2021, the ratio of the annual total compensation of Dr. Lam and Mr. Sim to the median of the annual total compensation of all our employees (other than our Co-Chief Executive Officers) was 167 to 1 and 216 to 1, respectively. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Co-Chief Executive Officers:

•We determined that, during the year ended December 31, 2021, our employee population consisted of 1,404 individuals, excluding our Co-Chief Executive Officers. This population consisted of full-time and part-time employees employed with us during the period.

•For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $41,066.
•For the annual total compensation of Mr. Sim and Dr. Lam, who were each serving as our Co-Chief Executive Officers on December 31, 2021, we used the amounts reported for 2021 in the “Total” column of the Summary Compensation Table included in this proxy statement.
Annual Cash and Stock-Based Bonus Awards

During each fiscal year, the Compensation Committee evaluates our bonus compensation practices in light of the objectives of the compensation program. As a result of this evaluation, the Compensation Committee determined that it was appropriate for our executive officers to be eligible to receive cash and/or stock-based bonus compensation based upon their individual performance during 2021.

Executive Officers’ Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits and participate in our defined contribution 401(k) plan. We provide these benefits to create additional incentives for our executive officers and to remain competitive in the general marketplace for executive talent.

Hedging Policy

The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel when they engage in short-term or speculative securities transactions. Therefore, under the Company’s Insider Trading Policy, Company personnel are prohibited from engaging in any of the following activities involving the Company’s shares, except with the prior written consent of the Co-Chief Executive Officers, who are the compliance officers responsible for the administration of the policy:

•purchasing the Company’s securities on margin;
•pledging Company securities;
•short sales;
•buying or selling puts or calls; and
•engaging in options transactions (other than where the options were granted by the Company).

COMPENSATION TABLES AND RELATED NARRATIVE

Summary Compensation Table

The following table discloses the compensation awarded to, earned by, paid to or accrued to our named executive officers listed therein for the years ended December 31, 2021, 2020, and 2019, respectively:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Kenneth Sim, M.D.	2021	$950,000	$—		$4,661,541		$1,115,766	$136,220	⁽⁹⁾⁽¹⁰⁾	$6,863,527
Executive Chairman	2020	$950,000	$100,000		$1,160,003		$290,000	$21,770	⁽⁹⁾	$2,521,773
	2019	$950,000	$100,000	⁽²⁾	$1,133,619		$290,000	$22,111	⁽⁹⁾⁽¹¹⁾	$2,495,730

Thomas Lam, M.D., M.P.H.	2021	$950,000	$—		$4,661,541		$1,115,766	$129,887	⁽⁹⁾⁽¹⁰⁾	$6,857,194
Co-Chief Executive	2020	$950,000	$100,000		$1,160,003		$290,000	$15,139	⁽⁹⁾	$2,515,142
Officer and President	2019	$950,000	$100,000	⁽²⁾	$1,133,619		$290,000	$15,525	⁽⁹⁾⁽¹¹⁾	$2,489,144

Brandon Sim	2021	$364,423	$600,000	⁽³⁾	$5,587,518	⁽⁴⁾	$2,229,313	$74,903	⁽¹²⁾	$8,856,157
Co-Chief Executive	2020	$124,039	$—		$709,984	⁽⁵⁾	$—	$12,708	⁽¹²⁾	$846,731
Officer	2019	$24,039	$45,000		$—		$—	$4,060	⁽¹²⁾	$73,099

Eric Chin	2021	$348,077	$100,000	⁽³⁾	$371,555	⁽⁶⁾	$39,905	$63,355	⁽¹³⁾	$922,892
Chief Financial Officer	2020	$300,000	$—		$74,984	⁽⁷⁾	$—	$24,246	⁽¹³⁾	$399,230
and Corporate Secretary	2019	$300,000	$30,000		$105,370	⁽⁸⁾	$—	$21,207	⁽¹³⁾	$456,577

Albert Young, M.D., M.P.H.	2021	$400,000	$—		$—		$—	$53,726	⁽⁹⁾⁽¹⁰⁾	$453,726
Chief Administrative	2020	$366,945	$8,101		$34,611	⁽⁷⁾	$—	$6,991	⁽⁹⁾	$416,648
Officer	2019	$346,286	$—		$34,627	⁽⁸⁾	$—	$500	⁽¹¹⁾	$381,413

(1)The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Please see Footnote 1 of the Grant of Plan-Based Awards in 2021 table below for a discussion of the assumptions and methodologies used to calculate the valuations of the stock and option awards.

(2)Reflects bonus awarded in 2019; cash payment received in 2020.

(3)Reflects bonus awarded in 2020; cash payment received in 2021.

(4)The restricted stock award of $2,554,394 was granted in recognition of performance in 2020. The restricted stock award of $3,033,124 was granted in recognition of performance in 2021.

(5)The restricted stock award was granted in recognition of performance in 2019 and was not based on any pre-established performance goals.

(6)The restricted stock award was granted in recognition of performance in 2020.

(7)Includes the aggregate fair value of restricted stock awarded on November 27, 2019 that was subsequently rescinded by the Compensation Committee on February 5, 2020. The number of shares of such restricted stock award granted on February 5, 2020 were as follows: Mr. Chin — 4,073 restricted shares with a grant date fair value of $74,984; Dr. Young — 1,880 restricted shares with a grant date fair value of $34,611.

(8)Includes the aggregate fair value of restricted stock awarded on November 27, 2019 that was subsequently rescinded by the Compensation Committee on February 5, 2020. The number of shares of such restricted stock award granted on November 27, 2019 were as follows: Mr. Chin — 4,083 restricted shares with a grant date fair value of $75,005; Dr. Young — 1,885 restricted shares with a grant date fair value of $34,627.

(9)Reflects health, dental, and life insurance premiums paid for the applicable year.

(10)Dr. Sim received cash payment of $115,210 in 2021 for unused paid time off. Dr. Lam received cash payment of $115,210 in 2021 for unused paid time off. Dr. Young received cash payment of $46,971 in 2021 for unused paid time off.

(11)Includes cash payment of $500 for serving as a member of NMM Board of Directors in 2019.

(12)Reflects $6,772 in 2021, $7,008 in 2020 and $4,060 in 2019 for health, dental, and life insurance premiums paid for applicable year; cash payment of $62,331, in 2021 for unused paid time off; $5,800 in 2021 and $5,700 in 2020 relating to the Company’s 401(k) matching contribution.

(13)Reflects $6,772 in 2021, $7,007 in 2020 and $6,953 in 2019 for health, dental, and life insurance premiums paid for the applicable year; cash payment of $50,784 in 2021, $11,538 in 2020 and $8,654 in 2019 for unused paid time off; $5,800 in 2021, $5,700 in 2020 and $5,600 in 2019 relating to the Company’s 401(k) matching contribution.

For a description of the material terms of the employment agreements, please see “Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination” below.

Grants of Plan-Based Awards in 2021

The following table sets forth information regarding equity awards granted under the Company’s 2015 Equity Incentive Plan to our named executive officers in 2021:

Name	Grant Date	Stock Awards: Number of Shares of Stock (#)		Option Awards: Number of Shares of Stock Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Kenneth Sim, M.D.	11/02/2021	65,242	⁽²⁾	—		—	$4,661,541
	11/02/2021	—		29,502	⁽⁴⁾	$71.45	$1,115,766
Thomas S. Lam, M.D., M.P.H.	11/02/2021	65,242	⁽²⁾	—		—	$4,661,541
	11/02/2021	—		29,502	⁽⁴⁾	$71.45	$1,115,766
Brandon Sim	02/03/2021	47,210	⁽³⁾	—		—	$1,097,160
	02/03/2021	—		21,334	⁽⁵⁾	$23.24	$274,355
	03/08/2021	59,165	⁽³⁾	—		—	$1,457,234
	11/02/2021	42,451	⁽²⁾	—		—	$3,033,124
	11/02/2021	—		54,486	⁽⁴⁾	$80.00	$1,954,958
Eric Chin	02/03/2021	6,867	⁽³⁾	—		—	$159,589
	02/03/2021	—		3,103	⁽⁵⁾	$23.24	$39,905
	03/08/2021	8,606	⁽³⁾	—		—	$211,966

(1)The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The value shown of the stock awards is based on the fair market value of the Company’s common stock on the date of grant and was computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on the date of grant. The amount shown for the stock award excludes the impact of estimated forfeiture related to service-based vesting conditions and may not correspond to the actual value that is recognized by each officer upon the vesting of such grant. The value shown of the option awards reflects the fair value of the non-qualified stock options granted to each officer and is computed using the Black-Scholes option-pricing model value. Assumptions used in the calculation of the option awards are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2022.

(2)Reflects restricted stock awarded with time-based restrictions that lapse in three equal installments on November 2, 2022, November 2, 2023, and November 2, 2024. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2021 and was not based on any pre-established performance goals.

(3)Reflects restricted stock awarded with time-based restrictions that lapse in two equal installments on February 3, 2022 and February 3, 2023. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2020 and was not based on any pre-established performance goals.

(4)Reflects non-qualified stock options granted to each officer with a term of five years. Options vest in three equal installments on November 2, 2022, November 2, 2023, and November 2, 2024.

(5)Reflects non-qualified stock options granted to each officer with a term of five years. Options vest in two equal installments on February 3, 2022 and February 3, 2023.

Outstanding Equity Awards at Year-End

The following table summarizes the outstanding equity awards held by the Company’s named executive officers as of December 31, 2021:

		OPTION AWARDS (1)				STOCK AWARDS
Name	Grant Date	Number of Shares of Stock Underlying Unexercised Options — Exercisable	Number of Shares of Stock Underlying Unexercised Options — Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (2) ($)
Kenneth Sim, M.D.	11/02/2021	—	29,502	$71.45	11/2/2026	—	—
	11/02/2021⁽³⁾	—	—	—	—	65,242	$4,793,982
Thomas S. Lam, M.D., M.P.H.	11/02/2021	—	29,502	$71.45	11/2/2026	—	—
	11/02/2021⁽³⁾	—	—	—	—	65,242	$4,793,982
Brandon Sim	02/03/2021	—	21,334	$23.24	2/2/2026	—	—
	02/03/2021⁽⁴⁾	—	—	—	—	47,210	$3,468,991
	03/08/2021⁽⁴⁾	—	—	—	—	59,165	$4,347,444
	11/02/2021	—	54,486	$80.00	11/2/2026	—	—
	11/02/2021⁽³⁾	—	—	—	—	42,451	$3,119,299
Eric Chin	02/03/2021	—	3,103	$23.24	2/2/2026	—	—
	02/03/2021⁽⁴⁾	—	—	—	—	6,867	$504,587
	03/08/2021⁽⁴⁾	—	—	—	—	8,606	$632,369

(1)Reflects non-qualified stock options granted to each officer with a term of five years. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(2)The amounts shown in this column were computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on December 31, 2021.

(3)Reflects restricted stock awarded with time-based restrictions that lapse in three equal installments on November 2, 2022, November 2, 2023, and November 2, 2024. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(4)Reflects restricted stock awarded with time-based restrictions that lapse in two equal installments on February 3, 2022 and February 3, 2023. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

Options Exercises and Stock Vested at Year-End

The following table provides information on restricted stock that vested for the following named executive officers of the Company during the year ended December 31, 2021. No named executive officer exercised any options in 2021.

Name	Number of Shares Acquired Vesting	Value Realized upon Vesting(1) ($)
Kenneth Sim, M.D.	42,195	$764,541
Thomas S. Lam, M.D., M.P.H.	42,195	$764,541
Brandon Sim	22,284	$354,984
Eric Chin	1,358	$25,001
Albert Young, M.D., M.P.H.	627	$11,543

(1)Value realized represents the quoted market value of the underlying shares on the vesting date multiplied by the number of shares vested.

Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination

The following named executive officers: Kenneth Sim, M.D. (Executive Chairman), Thomas Lam, M.D., M.P.H. (Co-Chief Executive Officer and President), Brandon Sim (Co-Chief Executive Officer), Eric Chin (Chief Financial Officer and Corporate Secretary), and Albert Young, M.D., M.P.H. (Chief Administrative Officer) entered into employment agreements with the Company’s wholly owned subsidiary, Network Medical Management, Inc. (“NMM”), on June 8, 2020.

The current annual base salaries of each named executive officer are as follows:

Name	Positions	Annual Base Salary ($)
Kenneth Sim, M.D.	Executive Chairman	$950,000
Thomas Lam, M.D., M.P.H.	Co-Chief Executive Officer and President	$950,000
Brandon Sim	Co-Chief Executive Officer	$375,000
Eric Chin	Chief Financial Officer and Corporate Secretary	$350,000
Albert Young, M.D., M.P.H.	Chief Administrative Officer	$400,000

The employment agreement of each named executive officer has an initial term of one (1) year with automatic renewals and provides for annual cash bonuses as determined by the board of directors in its discretion consistent with the Company’s business plan, eligibility to receive cash or equity awards under the long-term incentive plans, and other benefits, including the payment of premiums for medical, dental, vision, disability, and life insurance.

Additionally, the employment agreement of each named executive officer provides that the executive officer’s employment may be terminated by the employer (a) in the event of death or disability of the executive officer, (b) without cause (as defined in the employment agreement) upon thirty (30) days advance written notice, or (c) for cause at any time. The executive officer may terminate his employment at any time and for any reason, including for good reason (as defined in the employment agreement). Upon termination of the executive officer’s employment by the employer for cause or by the executive officer without good reason, the executive officer shall be paid any earned but unpaid base salary or annual bonus through the date of termination, accrued but unused paid time off and unpaid expense reimbursements. Upon termination of the executive officer’s employment by the employer without cause or by the executive officer for good reason, in addition to the amounts described in the preceding sentence, the executive officer shall be entitled to receive an amount equal to one-twelfth (1/12) of the executive officer’s most recent base salary times the number of full years of service completed, not to exceed twelve (12) years. Each employment agreement also contains restrictive covenants for the Company’s benefit, including confidentiality, non-solicitation and inventions assignment provisions.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by the full text of the employment agreements, copies of which the Company filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020.

Compensation Risk

Our Compensation Committee reviewed the compensation policies and practices of the Company that could have a material impact on the Company. The Compensation Committee’s review considered whether any of these policies and practices may encourage inappropriate risk-taking, whether any policy or practice may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the Company’s compensation policies and practices. The Compensation Committee also reviewed risk-mitigating controls with the Board, such as the degree of committee and senior management oversight of each compensation program and the level and design of internal controls over such programs. Based on these reviews, the Company determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2021, the members of our Compensation Committee were Mitchell Kitayama (chairman), Mark Fawcett, and John Chiang. None of these committee members (1) was an officer or employee of the Company during or prior to the time they served on the Compensation Committee or (2) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K. None of the Company’s executive officers served on the board of directors or compensation committee of a company that had an executive officer who served as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of April 28, 2022 regarding the beneficial ownership of each class of our outstanding equity securities by:
•each person whom we know beneficially owns more than 5% of any class of our outstanding securities;
•each of our directors and nominees for the board of directors;
•each named executive officer listed in the Summary Compensation Table below; and
•all of our directors and executive officers, including named executive officers, as a group.

As a result of a business combination between Apollo Medical Holdings, Inc. and NMM in December 2017, NMM became, and is, a wholly owned subsidiary of the Company. Pursuant to instructions to Item 403 of Regulation S-K, all shares of our Series A preferred stock and Series B preferred stock, which are currently held by NMM, are excluded from our outstanding securities. Therefore, only one class of our equity securities, our common stock, is outstanding as of April 28, 2022. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. The information provided in the following table is based on our records, information filed with the SEC, and information provided to us by the applicable beneficial owner.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class(1)
More Than 5% Stockholder
Allied Physicians of California, A Professional Medical Corporation	11,033,301(2)	19.65%
1668 S. Garfield Avenue, 2nd Floor Alhambra, California 91801
BlackRock, Inc.	5,960,508(3)	10.63%
55 East 52nd Street, New York, New York 10055
The Vanguard Group	3,897,315(4)	6.95%
100 Vanguard Boulevard, Malvern, Pennsylvania 19355

Directors and Executive Officers:
Kenneth Sim, M.D.	2,160,072(5)	3.85%
Thomas S. Lam, M.D., M.P.H.	2,166,124(6)	3.86%
Albert Young, M.D., M.P.H.	1,165,242(7)	2.08%
Brandon Sim	45,904(8)	*
Eric Chin	14,660(9)	*
Linda Marsh	615,706(10)	1.10%
David G. Schmidt	84,034(11)	*
Mark Fawcett	89,034(12)	*
Mitchell W. Kitayama	44,034(13)	*
Michael F. Eng	45,515(14)	*
Ernest A. Bates, M.D.	40,625(15)	*
John Chiang	34,740(16)	*
Matthew Mazdyasni	22,125(17)	*
J. Lorraine Estradas, R.N., B.S.N., M.P.H.	—	*
Weili Dai	—	*
All Executive Officers and Current Directors as a Group (15 persons)	6,527,815(18)	11.51%

* Less than 1%

(1)Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership is based on 56,048,564 shares of the Company’s common stock, issued and outstanding, as of April 28, 2022, according to the records maintained by our transfer agent. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to options, warrants, and convertible securities held by that person or entity that are currently exercisable or convertible or that will become exercisable or convertible within 60 days following April 28, 2022 for the purpose of computing the ownership percentage of that person, but such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)Includes 107,599 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2022. Under applicable accounting rules, APC is a variable interest entity of NMM.

(3)Derived solely from information contained in a Schedule 13G/A filed with the SEC on January 28, 2022, by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has sole voting power over 5,925,556 shares. BlackRock has sole dispositive power over 5,0960,508 shares.

(4)Derived solely from information contained in a Schedule 13G filed with the SEC on February 9, 2022, by the Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard has shared voting power over 70,954 shares. Vanguard has sole and shared dispositive power over 3,800,361 and 96,954 shares, respectively.

(5)Includes 128,563 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2022.

(6)Includes 128,559 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2022 and 500,000 shares of our common stock, which Dr. Lam has pledged as security for a secured margin term loan.

(7)Includes 55,234 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2022.

(8)Includes 10,667 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(9)Includes 1,552 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(10)Includes 95,625 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022 and 520,081 shares of our common stock held by Alliance Apex, LLC. Ms. Marsh is the sole manager and sole member of Alliance Apex, LLC.

(11)Includes 84,034 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(12)Includes 59,034 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(13)Includes 44,034 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(14)Includes 40,625 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(15)Includes 40,625 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(16)Includes 34,640 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(17)Includes 22,125 shares of common stock subject to options that are exercisable within 60 days following April 28, 2022.

(18)Includes all of the shares identified in notes supra 5 through 17.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company’s 2010 Equity Incentive Plan (the “2010 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on March 4, 2010. The Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders as of April 29, 2013. As of December 31, 2021, there were no shares available for grant under the 2010 Plan or the 2013 Plan. The 2015 Plan, pursuant to which 1,500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on September 14, 2016. In 2021, the 2015 Plan was amended to increase the maximum number shares authorized for issuance by 2,000,000 shares, from 1,500,000 shares to 3,500,000 shares. In addition, shares that are subject to outstanding grants under the 2010 and 2013 Plans, but would have been restored to such plans’ reserve due to award forfeitures and terminations are rolled into, and become available for awards under, the 2015 Plan.

We do not currently have equity compensation plans, under which equity securities of the Company are authorized for issuance, that are not approved by our stockholders. The following table sets forth information concerning our stockholder-approved equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	1,283,302	⁽²⁾	$22.61	1,683,620	⁽³⁾
Total	1,283,302			1,683,620

(1) The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options.

(2) This number includes the following: 5,000 shares subject to outstanding awards granted under the 2010 Plan, of which all such shares were subject to outstanding stock options; 55,000 shares subject to outstanding awards granted under the 2013 Plan, of which all such shares were subject to outstanding stock options; and 1,223,302 shares subject to outstanding awards granted under the 2015 Plan, of which 758,965 shares were subject to outstanding stock options and 464,337 shares were issued pursuant to restricted stock awards.

(3) This number consists of 1,683,620 shares available for issuance under the 2015 Plan.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC and written representations that no other reports were required during 2021, all reports required by Section 16(a) applicable to our executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during 2021 except that one Form 3 was filed late for each of Ms. Estradas and Ms. Dai.

AUDIT COMMITTEE REPORT

The Audit Committee, which consists entirely of directors who currently meet the independence and experience requirements of Nasdaq, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements, and the quality of internal and external audit processes. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2021. In fulfilling its responsibilities, the Audit Committee took the following actions:

•Reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2021 included in the Annual Report on Form 10-K and the unaudited consolidated financial statements included in the Quarterly Reports on Form 10-Q with management and Ernst & Young, LLP. Our officers represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also met privately with Ernst & Young, LLP and the Company’s internal auditors to discuss accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, Ernst & Young, LLP, or the internal auditors;
•Discussed with Ernst & Young, LLP the matters required to be discussed under Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board;
•Received the written disclosures and the letter from Ernst & Young, LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, discussed with Ernst & Young, LLP about the firm’s independence, and concluded that Ernst & Young, LLP had been independent; and
•Considered the status of pending litigation, internal controls, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and Ernst & Young, LLP, the Audit Committee’s review of the representations of our officers, and the report of Ernst & Young, LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. On the basis of these reviews and discussions, the Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
David Schmidt, Chair
Michael Eng
John Chiang

ANNUAL REPORT ON FORM 10-K

You can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the year ended December 31, 2021 on the website of the U.S. Securities and Exchange Commission, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at: https://www.apollomed.net/investors/sec-filings. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 16, 2022

The Notice of Annual Meeting, Proxy Statement, Form of Proxy Card, and Annual Report to Stockholders are available at: https://materials.proxyvote.com/03763A

You may request and receive a paper or email copy of our proxy materials relating to the 2022 Annual Meeting, free of charge, by email at: sendmaterial@proxyvote.com, or by phone at: 1-800-579-1639, or online at: http://www.proxyvote.com

STOCKHOLDER PROPOSALS

From time to time, our stockholders may present proposals that may be proper subjects for inclusion in a proxy statement of the Company and for consideration at an annual meeting of our stockholders. Pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company’s proxy statement for the 2023 annual meeting of our stockholders, any stockholder proposals must be received by us no later than December 31, 2022; provided that if the date of the 2023 annual meeting is more than 30 days from the date of the 2022 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Stockholder proposals for nominating director candidates must be accompanied by a written consent of the proposed nominee to be named as a director. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the Company’s proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2023 annual meeting of our stockholders. Even if a stockholder proposal is received on time, the proxies that the Board solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review and comply with the Company’s Restated Bylaws, which may contain additional requirements as to the timing, form, and content of notice of stockholder proposals to us. Stockholder proposals should be marked for the attention of: Corporate Secretary, Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801.

OTHER MATTERS

Management does not know of any matters to be presented at the 2022 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other matter than properly comes before the 2022 Annual Meeting at the 2022 Annual Meeting, the proxy holders intend to vote all proxies received by them in accordance with their best judgment related to such matter.

It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED ON THE CARD. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Stockholders who are present at the 2022 Annual Meeting may revoke their proxies and vote online during the meeting or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board,

Kenneth Sim, M.D.
Executive Chairman

April 29, 2022
Alhambra, California

Directions for

2022 Annual Meeting of Stockholders

Location:
1668 S. Garfield Avenue, 3rd Floor Conference Room, Alhambra, California 91801
Date and Time: Thursday, June 16, 2022 at 10:00 a.m. Pacific Time

SCAN TO
VIEW MATERIALS & VOTE

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D85194-P72999

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

APOLLO MEDICAL HOLDINGS, INC.

The Board of Directors of the Company (the "Board of Directors") recommends you vote FOR all of the following nominees with respect to Proposal 1:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect eleven directors to the Board of Directors, each to hold office until the 2023 annual meeting of stockholders of the Company.

Nominees:

01) Kenneth Sim, M.D.
02) Thomas S. Lam, M.D., M.P.H.
03) Mitchell W. Kitayama
04) David G. Schmidt
05) Michael F. Eng
06) Ernest A. Bates, M.D.
07) Linda Marsh
08) John Chiang
09) Matthew Mazdyasni
10) J. Lorraine Estradas, R.N., B.S.N., M.P.H.
11) Weili Dai

The Board of Directors recommends you vote FOR Proposal 2:

The Board of Directors recommends you vote FOR Proposal 3:

	For	Against	Abstain
3. To approve, on a non-binding advisory basis, the compensation program for the Company's named executive officers as disclosed in the Company's proxy statement.	☐	☐	☐

The Board of Directors recommend you vote 3 years on Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To vote, on a non-binding advisory basis, whether a non-binding advisory vote on the compensation program for the Company's named executive officers should be held every one, two, or three years.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any such other business that may properly be presented before the annual meeting or at any adjournment or postponement thereof.

Please sign exactly your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D85195-P72999

APOLLO MEDICAL HOLDINGS, INC.
Annual Meeting of Stockholders
June 16, 2022, 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, appoints Kenneth Sim, M.D. and Thomas S. Lam, M.D., M.P.H., and each of them (with full power to act alone), as the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Apollo Medical Holdings, Inc. (the "Company") registered in the name provided in this proxy which the undersigned is entitled to vote at the annual meeting of stockholders of the Company, to be held at 10:00 a.m., Pacific Time, on Thursday, June 16, 2022, at the Company's offices at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, and at any adjournment or postponement of the meeting (the "2022 Annual Meeting"), with all the powers the undersigned would have if personally present at the meeting. The undersigned hereby authorizes and instructs each of said attorneys and proxies to vote on Proposals 1, 2, 3 and 4 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business (including in the event that any director nominee named in this proxy is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the 2022 Annual Meeting. Without limiting the general authorization given by this proxy, if the undersigned signs and returns this proxy but does not specify how the proxy is to be voted, all shares of common stock of the Company that the undersigned is entitled to vote at the 2022 Annual Meeting will be voted in accordance with the recommendations of the Board of Directors as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3, AND 3 YEARS ON PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side